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                                                                   EXHIBIT 21.01


                       LIST OF REGISTRANT'S SUBSIDIARIES

                                         JURISDICTION OF      PERCENTAGE OWNED       DATE OF
NAME                                      ORGANIZATION         BY REGISTRANT        FORMATION
----                                     ---------------      ----------------      ---------
Prism Data Warehouse Solutions Ltd.          England                100%               1995
Prism Solutions Iberica S.L.                 Spain                  100                1995
Prism Solutions GmbH                         Germany                100                1996
Prism Solutions SARL                         France                 100                1996
Prism Solutions Netherlands BV               Holland                100                1997
Prism Solutions Asia Pacific Pty Ltd.        Australia              100                1997
Prism Solutions Asia Pacific Ltd.            New Zealand            100                1997
Prism Solutions Hong Kong Ltd.               Hong Kong              100                1997
Prism Solutions Singapore Ltd.               Singapore              100                1997
Prism Solutions Mexico                       Mexico                 100                1996
Prism Solutions Canada                       Canada                 100                1996
Prism Solutions SARL                         Switzerland            100                1998